Exhibit 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Financial Report of FutureWorld Energy, Inc. (the "Company"), for the year ending March 31, 2010 and 2009, as filed on the date hereon (the "Report"), I, Cristino L. Perez, Chief Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350 as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

__/s/ Cristino L. Perez_______________
Cristino L. Perez
Chief Financial and Accounting Officer

Dated: June 7,  2010